                                                                    EXHIBIT 99.1

                      MARTHA STEWART LIVING OMNIMEDIA, INC.
                      ANNOUNCES THIRD QUARTER 2005 RESULTS

NEW YORK, NEW YORK, OCTOBER 27, 2005 -- Martha Stewart Living Omnimedia, Inc. (NYSE: MSO) announced its results today for the third quarter of 2005.

Revenues for the third quarter of 2005 were $40.9 million, compared to $38.7 million in the prior year's quarter. Operating income before depreciation and amortization, and non-cash equity compensation ("OIDA") for the third quarter of 2005 was a loss of $(11.5) million, compared to an OIDA loss of $(13.5) million in the same period last year. Operating loss for the third quarter was $(26.9) million, compared to an operating loss of $(16.2) million for the third quarter of 2004. Loss per share from continuing operations was $(0.51) for the third quarter of 2005, compared to a loss per share from continuing operations of $(0.30) in the third quarter of 2004. The current period results include a $10.8 million ($0.21 per share) non-cash charge related to the vesting of certain warrants granted in connection with the airing of "The Apprentice: Martha Stewart," a show in which we have no economic interest, but which provides great promotional value.

Susan Lyne, President and Chief Executive Officer, said: "With new initiatives underway in every area of the business, the revitalization of MSLO is firmly underway. Third quarter earnings were modestly ahead of expectation, largely on the strength of our core Publishing business. Direct mail response rates are at record high levels, and we are increasing the rate base of our flagship magazine Martha Stewart Living, effective with the January 2006 issue. Correspondingly, high renewal rates confirm the enduring bond with our expanding audience of readers. Advertising continued to rebound in the quarter, with Martha Stewart Living's pages up 48%. Fourth quarter ad pages are currently expected to double, and advertising commitments for 2006 are very strong."

Initial viewer response to our new daily syndicated television show, `MARTHA,' has been strong, though ratings for the first five weeks were below our expectations. With a clearer sense of what viewers respond to, we are tweaking the format and promotion to drive more consistent ratings. Recent trends confirm our modifications: the past two weeks saw increases in both households and demo ratings; however, both remain below our budgeted expectations.

"We continue to make investments necessary to support future growth, including costs incurred in connection with new agreements with KB Home, Sirius Satellite Radio, and Warner Home Video. Overall, we had a very productive summer and early fall and we are all energized by the launch of new products and new businesses. We expect that our results will show strong year-over-year improvement in the fourth quarter and for the full year."

THIRD QUARTER 2005 RESULTS BY SEGMENT

PUBLISHING

Revenues in the third quarter of 2005 were $27.6 million, compared to $22.2 million in the third quarter of 2004, an increase of 24%. Adjusting for Body + Soul, which was acquired in August 2004, revenue increased 18%. The revenue growth was driven by higher advertising revenue in both Martha Stewart Living and Everyday Food. Advertising pages in Martha Stewart Living increased 48% in the quarter, ahead of our previous guidance of 35%. Everyday Food also showed strong growth in the quarter, increasing advertising pages by 21%. Both titles produced higher revenue per page as well. We currently expect the strong growth in ad pages and revenue to continue throughout the remainder of 2005 and for the full year 2006. Based on current trends, we expect fourth quarter advertising pages in Martha Stewart Living to double year-over-year, resulting in a significant improvement in segment results. Circulation trends continue to be strong, with renewal and new subscriber response rates at record highs. OIDA loss was $(1.9) million, compared to a loss of $(5.4) million in the third quarter of 2004. Operating loss was $(2.5) million for the third quarter of 2005, compared to an operating loss of $(5.6) million in the third quarter of 2004.

TELEVISION

Revenues in the third quarter of 2005 were $3.4 million, compared to $2.2 million in the third quarter of 2004. The quarter included three weeks of contribution from our new syndicated daily show, which launched on September 12, 2005. While the initial ratings of the show are strong, with a season-to-date household rating of 1.7 and upward trends in the last two weeks, they are below our original expectations. It is worth noting that other parts of the business have benefited from the launch. Our web traffic has increased 50% over the same period one year ago, online magazine subscription sales are up dramatically and sales of our Martha Stewart Everyday products at Kmart since the September 12 launch have improved as well. OIDA was a loss of $(3.0) million for the third quarter of 2005, compared to a loss of $(1.8) million in the prior year's third quarter. Operating loss for the third quarter of 2005 was $(3.5) million, compared to an operating loss of $(1.8) million in the third quarter of 2004.

MERCHANDISING

Revenues in the third quarter of 2005 were $8.3 million, compared to $8.0 million in the third quarter of 2004. The revenue increase was principally related to payments from our program with Sears Canada. Sales of our Martha Stewart Everyday products at Kmart declined in the quarter, with weakness in soft home partially offset by sales related to our recently introduced furniture line - Everyday Rooms. The decline in royalty revenue from sales at Kmart in the quarter will not impact full-year results from operations, as we currently receive guaranteed annual amounts. OIDA was $4.3 million in the current period, compared to $4.9 million in the prior year's quarter. OIDA was negatively impacted by higher costs in the quarter related to increases in staffing as we invest to support our new product launches. Third-quarter 2005 operating income was $4.1 million, compared to $4.8 million in the third quarter of 2004.

INTERNET/DIRECT COMMERCE

Revenues in the third quarter of 2005 were $1.6 million, compared to $6.2 million in the same period a year ago. Revenue in the current quarter principally reflects our online flower business. Advertising revenue also increased in the quarter, representing a high-margin growth opportunity for the company. Total revenue would have increased 48% in the quarter excluding the results of the catalog operation, which was closed earlier this year. OIDA was a loss of $(0.7) million in the third quarter of 2005, compared to a loss of $(2.4) million in the third quarter of 2004. Operating loss was $(1.0) million for the third quarter of 2005, compared to an operating loss of $(2.7) million in the third quarter of 2004.

CORPORATE EXPENSES

Corporate expenses, before depreciation and amortization and non-cash equity compensation, were $10.2 million in third quarter of 2005 compared to $8.8 million in the third quarter of 2004. The increase in corporate expenses is related to professional fees associated with recruiting new management as well as other costs associated with developing new product ideas and consumer research. Corporate expenses, including depreciation and amortization and non-cash equity compensation, were $23.9 million, compared to $10.9 million in the prior year's quarter. Higher levels of non-cash equity compensation in the current year's quarter principally relate to the vesting of certain warrants granted in connection with the airing of "The Apprentice:
Martha Stewart."


TRENDS AND OUTLOOK

James Follo, Chief Financial and Administrative Officer, commented: "We currently expect revenues in the fourth quarter of 2005 to be approximately $80 million, OIDA to be approximately $11 million and operating income to be approximately break-even. These results will reflect significant revenue growth in publishing principally due to higher advertising revenues, and in television principally due to the revenues from the `MARTHA' program. Operating results will reflect significant year-over-year improvement, principally in publishing and merchandising, offset by higher corporate expenses principally due to higher consulting and professional fees."

   USE OF NON-GAAP FINANCIAL INFORMATION

   The Company believes OIDA, a non-GAAP financial measure, is an appropriate measure when evaluating the operating performance of its business segments and the Company on a consolidated basis. OIDA is used externally by the Company's investors, analysts, and industry peers. OIDA is among the primary metrics used by management for the planning and forecasting of future periods, and is considered an important indicator of the operational strength of the Company's businesses. The Company believes the presentation of this measure is relevant and useful for investors because it allows investors to view performance in a manner similar to the method used by the Company's management and makes it easier to compare the Company's results with other companies that have different capital structures or tax rates. The Company believes OIDA should be considered in addition to, not as a substitute for, operating income (loss), net income (loss), cash flows, and other measures of financial performance prepared in accordance with generally accepted accounting principles ("GAAP"). As OIDA is not a measure of performance calculated in accordance with GAAP, this measure may not be comparable to similarly titled measures employed by other companies. A reconciliation of OIDA to operating income (loss) is provided in the financial statements included with this release.

Martha Stewart Living Omnimedia, Inc. (MSLO) is a leading provider of original "how-to" information, inspiring and engaging consumers with unique lifestyle content and high-quality products. MSLO is organized into four business segments: Publishing, Television, Merchandising, and Internet/Direct Commerce. Martha Stewart Living Omnimedia, Inc. is listed on the New York Stock Exchange under the ticker symbol MSO.

The Company will host a conference call with analysts and investors at 12:00 p.m. EDT that will be broadcast live over the Internet at www.marthastewart.com/ir.

                                     ###

We have included in this press release certain "forward-looking statements," as that term is defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements are not historical facts but instead represent only our current beliefs regarding future events, many of which, by their nature, are inherently uncertain and outside of our control. These statements can be identified by terminology such as "may," "will," "should," "could", "expects," "intends," "plans," "anticipates," "believes," "estimates," "potential" or "continue" or the negative of these terms or other comparable terminology. The Company's actual results may differ materially from those projected in these statements, and factors that could cause such differences include: adverse reactions to publicity relating to Martha Stewart by consumers, advertisers and business partners; an adverse resolution to the pending SEC enforcement proceeding against Ms. Stewart arising from her personal sale of non-Company stock; adverse resolution of some or all of the Company's ongoing litigation; downturns in national and/or local economies; shifts in our business strategies; a loss of the services of Ms. Stewart; a loss of the services of other key personnel; a softening of the domestic advertising market; changes in consumer reading, purchasing and/or television viewing patterns; unanticipated increases in paper, postage or printing costs; operational or financial problems at any of our contractual business partners; the receptivity of consumers to our new product introductions; and changes in government regulations affecting the Company's industries. Certain of these and other factors are discussed in more detail in the Company's filings with the Securities and Exchange Commission, especially under the heading "Management's Discussion and Analysis of Financial Condition and Results of Operations", which may be accessed through the SEC's World Wide Web site at http://www.sec.gov. The Company is under no obligation to update any forward-looking statements after the date of this release.

CONTACT: Investors - Howard Hochhauser, VP Finance and Investor Relations of Martha Stewart Living Omnimedia, Inc., 212-827-8530; Media - Elizabeth Estroff, AVP, Corporate Communications, of Martha Stewart Living Omnimedia, Inc., 212-389-4444.

                      Martha Stewart Living Omnimedia, Inc.
                      Consolidated Statements of Operations
                        Three Months Ended September 30,
                    (in thousands, except per share amounts)

                                                    2005           2004         % change
                                                  --------       --------       --------
REVENUES

      Publishing                                  $ 27,564       $ 22,235           24.0%
      Television                                     3,395          2,203           54.1%
      Merchandising                                  8,340          8,014            4.1%
      Internet/Direct Commerce                       1,555          6,201          -74.9%
                                                  --------       --------       --------
          Total Revenues                            40,854         38,653            5.7%
                                                  --------       --------       --------

OPERATING COSTS AND EXPENSES

     Production, distribution and editorial         23,387         27,405           14.7%
     Selling and promotion                          13,418         12,473           -7.6%
     General and administrative                     15,553         12,272          -26.7%
     Non-cash equity compensation                   13,275            990              nm
     Depreciation and amortization                   2,075          1,667          -24.5%
                                                  --------       --------       --------
          Total operating costs and expenses        67,708         54,807          -23.5%
                                                  --------       --------       --------

OPERATING LOSS                                     (26,854)       (16,154)         -66.2%

     Interest income, net                            1,033            511          102.2%
                                                  --------       --------       --------


LOSS BEFORE INCOME TAXES                           (25,821)       (15,643)         -65.1%

     Income tax benefit (provision)                   (125)           806         -115.5%
                                                  --------       --------       --------

LOSS FROM CONTINUING OPERATIONS BEFORE LOSS
FROM DISCONTINUED OPERATIONS                       (25,946)       (14,837)         -74.9%
                                                  --------       --------       --------

Loss from discontinued operations                     (122)          (129)           5.4%
                                                  --------       --------       --------

NET LOSS                                          $(26,068)      $(14,966)         -74.2%
                                                  ========       ========       ========

LOSS PER SHARE -- BASIC AND DILUTED

      Loss from continuing operations             $  (0.51)      $  (0.30)
      Loss from discontinued operations              (0.00)         (0.00)
                                                  --------       --------
      Net loss                                    $  (0.51)      $  (0.30)
                                                  ========       ========

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING
      Basic and Diluted                             50,849         49,698

                      Martha Stewart Living Omnimedia, Inc.
                               Segment Information
                        Three Months Ended September 30,
                                 (in thousands)

                                                                        2005           2004         % change
                                                                      --------       --------       --------
REVENUES
  Publishing                                                          $ 27,564       $ 22,235           24.0%
  Television                                                             3,395          2,203           54.1%
  Merchandising                                                          8,340          8,014            4.1%
  Internet/Direct Commerce                                               1,555          6,201          -74.9%
                                                                      --------       --------       --------
     Total Revenues                                                     40,854         38,653            5.7%
                                                                      --------       --------       --------

OPERATING INCOME (LOSS) BEFORE DEPRECIATION AND AMORTIZATION AND NON-CASH EQUITY COMPENSATION
  Publishing                                                            (1,877)        (5,402)          65.3%
  Television                                                            (3,047)        (1,765)         -72.6%
  Merchandising                                                          4,344          4,897          -11.3%
  Internet/Direct Commerce                                                (723)        (2,437)          70.3%
                                                                      --------       --------       --------
Operating Loss before Depreciation and Amortization                     (1,303)        (4,707)          72.3%
         and Corporate Expense and Non-Cash Equity Compensation
  Corporate Expense                                                    (10,201)        (8,790)         -16.1%
                                                                      --------       --------       --------
Operating Loss before Depreciation and Amortization and
  Corporate Expense and Non-Cash Equity Compensation                   (11,504)       (13,497)          14.8%

  Non-cash equity compensation                                         (13,275)          (990)             nm
  Depreciation and amortization                                         (2,075)        (1,667)         -24.5%
                                                                      --------       --------       --------

OPERATING LOSS                                                         (26,854)       (16,154)         -66.2%

  Interest income, net                                                   1,033            511          102.2%
                                                                      --------       --------       --------

LOSS BEFORE INCOME TAXES                                               (25,821)       (15,643)         -65.1%

Income tax (provision) benefit                                            (125)           806         -115.5%
                                                                      --------       --------       --------

LOSS FROM CONTINUING OPERATIONS BEFORE LOSS
FROM DISCONTINUED OPERATIONS                                           (25,946)       (14,837)         -74.9%
                                                                      --------       --------       --------

Loss from discontinued operations                                         (122)          (129)           5.4%
                                                                      --------       --------       --------
NET LOSS                                                              $(26,068)      $(14,966)         -74.2%
                                                                      ========       ========       ========

                      Martha Stewart Living Omnimedia, Inc.
                      Consolidated Statements of Operations
                         Nine Months Ended September 30,
                    (in thousands, except per share amounts)

                                                     2005            2004         % change
                                                  ---------       ---------       ---------
REVENUES

      Publishing                                  $  84,626       $  69,905            21.1%
      Television                                      6,039           9,436           -36.0%
      Merchandising                                  27,894          29,706            -6.1%
      Internet/Direct Commerce                        6,912          18,179           -62.0%
                                                  ---------       ---------       ---------
          Total Revenues                            125,471         127,226            -1.4%
                                                  ---------       ---------       ---------

OPERATING COSTS AND EXPENSES

     Production, distribution and editorial          71,755          86,757            17.3%
     Selling and promotion                           46,162          38,845           -18.8%
     General and administrative                      45,148          43,698            -3.3%
     Non-cash equity compensation                    37,770           3,469               nm
     Depreciation and amortization                    5,482           4,976           -10.2%
                                                  ---------       ---------       ---------
          Total operating costs and expenses        206,317         177,745           -16.1%
                                                  ---------       ---------       ---------

OPERATING LOSS                                      (80,846)        (50,519)          -60.0%

     Interest income, net                             2,692           1,192           125.8%
                                                  ---------       ---------       ---------


LOSS BEFORE INCOME TAXES                            (78,154)        (49,327)          -58.4%

     Income tax provision                              (207)         (2,526)           91.8%
                                                  ---------       ---------       ---------

LOSS FROM CONTINUING OPERATIONS BEFORE LOSS
FROM DISCONTINUED OPERATIONS                        (78,361)        (51,853)          -51.1%
                                                  ---------       ---------       ---------

Loss from discontinued operations                      (374)           (417)           10.3%
                                                  ---------       ---------       ---------

NET LOSS                                          $ (78,735)      $ (52,270)          -50.6%
                                                  =========       =========       =========

LOSS PER SHARE -- BASIC AND DILUTED

     Loss from continuing operations              $   (1.54)      $   (1.05)
     Loss from discontinued operations                (0.01)          (0.01)
                                                  ---------       ---------

     Net loss                                     $   (1.55)      $   (1.05)
                                                  =========       =========

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING
     Basic and Diluted                               50,959          49,578

                      Martha Stewart Living Omnimedia, Inc.
                               Segment Information
                         Nine Months Ended September 30,
                     (in thousands except per share amounts)

                                                                         2005            2004         % change
                                                                      ---------       ---------       ---------
REVENUES
  Publishing                                                          $  84,626       $  69,905            21.1%
  Television                                                              6,039           9,436           -36.0%
  Merchandising                                                          27,894          29,706            -6.1%
  Internet/Direct Commerce                                                6,912          18,179           -62.0%
                                                                      ---------       ---------       ---------
     Total Revenues                                                     125,471         127,226            -1.4%
                                                                      ---------       ---------       ---------

OPERATING INCOME (LOSS) BEFORE DEPRECIATION AND AMORTIZATION AND NON-CASH EQUITY COMPENSATION
  Publishing                                                            (12,164)        (12,880)            5.6%
  Television                                                             (7,872)         (7,127)          -10.5%
  Merchandising                                                          16,719          17,106            -2.3%
  Internet/Direct Commerce                                               (2,868)         (7,050)           59.3%
                                                                      ---------       ---------       ---------
Operating Loss before Depreciation and Amortization                      (6,185)         (9,951)           37.8%
         and Corporate Expense and Non-Cash Equity Compensation
  Corporate Expense                                                     (31,409)        (32,123)            2.2%
                                                                      ---------       ---------       ---------
Operating Loss before Depreciation and Amortization and Non-
Cash Equity Compensation                                                (37,594)        (42,074)           10.6%

  Non-cash equity compensation                                          (37,770)         (3,469)              nm
  Depreciation and amortization                                          (5,482)         (4,976)          -10.2%
                                                                      ---------       ---------       ---------

OPERATING LOSS                                                          (80,846)        (50,519)          -60.0%

  Interest income, net                                                    2,692           1,192           125.8%
                                                                      ---------       ---------       ---------

LOSS BEFORE INCOME TAXES                                                (78,154)        (49,327)          -58.4%


Income tax provision                                                       (207)         (2,526)           91.8%
                                                                      ---------       ---------       ---------

LOSS FROM CONTINUING OPERATIONS BEFORE LOSS
FROM DISCONTINUED OPERATIONS                                            (78,361)        (51,853)          -51.1%
                                                                      ---------       ---------       ---------

Loss from discontinued operations                                          (374)           (417)           10.3%
                                                                      ---------       ---------       ---------
NET LOSS                                                              $ (78,735)      $ (52,270)          -50.6%
                                                                      =========       =========       =========

                      Martha Stewart Living Omnimedia, Inc.
                           Consolidated Balance Sheets
                    (in thousands, except per share amounts)


                                                                                         September 30,     December 31,
                                                                                               2005           2004
                                                                                               ----           ----
ASSETS
CURRENT ASSETS
            Cash and cash equivalents                                                       $  31,244       $ 104,647
            Short-term investments                                                             90,798          35,309
            Accounts receivable, net                                                           20,318          31,332
            Inventories, net                                                                    4,838           5,229
            Deferred television production costs                                                6,132              --
            Income taxes receivable                                                             5,107           6,321
            Other current assets                                                                5,278           3,573
                                                                                            ---------       ---------
                                             TOTAL CURRENT ASSETS                             163,715         186,411

PROPERTY, PLANT AND EQUIPMENT, net                                                             18,368          17,175
INTANGIBLE ASSETS, net                                                                         53,827          54,264
OTHER NONCURRENT ASSETS                                                                         5,977           6,828
                                                                                            ---------       ---------
                                             TOTAL ASSETS                                   $ 241,887       $ 264,678
                                                                                            =========       =========
LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES

            Accounts payable and accrued liabilities                                        $  27,589       $  25,604
            Accrued payroll and related costs                                                   9,599           9,407
            Income taxes payable                                                                  365             412
            Current portion of deferred subscription income                                    30,100          27,160
            Current portion of deferred revenue                                                 4,881              --
                                                                                            ---------       ---------
                                             TOTAL CURRENT LIABILITIES                         72,534          62,583
                                                                                            ---------       ---------
DEFERRED SUBSCRIPTION INCOME                                                                    7,545           7,668
DEFERRED REVENUE                                                                                3,903           3,438
OTHER NONCURRENT LIABILITIES                                                                    3,088           3,361
                                                                                            ---------       ---------
                                            TOTAL LIABILITIES                                  87,070          77,050
                                                                                            ---------       ---------
COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS' EQUITY

        Class A common stock, $0.01 par value, 350,000 shares authorized:
        24,637 and 21,660 shares outstanding in 2005
        and 2004, respectively                                                                    246             217
        Class B common stock, $0.01 par value, 150,000 shares authorized:
        26,873 and 29,123 shares outstanding in 2005
        and 2004, respectively                                                                    269             291
        Capital in excess of par value                                                        251,380         196,781
        Unamortized restricted stock                                                          (11,475)         (2,793)
        Accumulated deficit                                                                   (84,828)         (6,093)
                                                                                            ---------       ---------
                                                                                              155,592         188,403
        Less class A treasury stock - 59 shares at cost                                          (775)           (775)
                                                                                            ---------       ---------
                                            TOTAL SHAREHOLDERS' EQUITY                        154,817         187,628
                                                                                            ---------       ---------
                                            TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY      $ 241,887       $ 264,678
                                                                                            =========       =========

                      Martha Stewart Living Omnimedia, Inc.
        Supplemental Disclosures Regarding Non-GAAP Financial Information
                        Three Months Ended September 30,
                                 (in thousands)

      The following table presents segment and consolidated financial information, including a reconciliation of operating income, a GAAP measure, and Operating Income before Depreciation and Amortization, including non-cash equity compensation, (OIDA), a non-GAAP measure. In order to reconcile OIDA to operating income, depreciation and amortization and non-cash equity compensation are added back to operating income.

                                                                   2005           2004        % change
                                                                   ----           ----        --------
OPERATING INCOME (LOSS)
  Publishing                                                     $ (2,544)      $ (5,576)       54.4%
  Television                                                       (3,537)        (1,822)      -94.1%
  Merchandising                                                     4,055          4,805       -15.6%
  Internet/Direct Commerce                                           (963)        (2,685)       64.1%
                                                                 --------       --------      ------
     Operating Loss before Corporate Expenses                      (2,989)        (5,278)       43.4%
Corporate Expense                                                 (23,865)       (10,876)     -119.4%
                                                                 --------       --------      ------
     TOTAL OPERATING LOSS                                         (26,854)       (16,154)      -66.2%
                                                                 --------       --------      ------
DEPRECIATION AND AMORTIZATION
  Publishing                                                          247            149       -65.8%
  Television                                                          462             57      -710.5%
  Merchandising                                                       211            189       -11.6%
  Internet/Direct Commerce                                            231            248         6.9%
  Corporate Expense                                                   924          1,024         9.8%
                                                                 --------       --------      ------
    TOTAL DEPRECIATION AND AMORTIZATION                             2,075          1,667       -24.5%
                                                                 --------       --------      ------
NON-CASH EQUITY COMPENSATION
  Publishing                                                          420             25          Nm
  Television                                                           28             --          Nm
  Merchandising                                                        78            (97)         Nm
  Internet/Direct Commerce                                              9             --          Nm
  Corporate Expense                                                12,740          1,062          Nm
                                                                 --------       --------      ------
    TOTAL NON-CASH EQUITY COMPENSATION                             13,275            990          Nm
                                                                 --------       --------      ------
OPERATING INCOME (LOSS) BEFORE DEPRECIATION AND
AMORTIZATION AND NON-CASH EQUITY COMPENSATION
  Publishing                                                       (1,877)        (5,402)       65.3%
  Television                                                       (3,047)        (1,765)      -72.6%
  Merchandising                                                     4,344          4,897       -11.3%
  Internet/Direct Commerce                                           (723)        (2,437)       70.3%
                                                                 --------       --------      ------
  Operating Loss before Depreciation and Amortization,
   Non-Cash Equity Compensation and Corporate Expenses             (1,303)        (4,707)       72.3%
  Corporate Expense                                               (10,201)        (8,790)      -16.1%
                                                                 --------       --------      ------
TOTAL OPERATING LOSS BEFORE DEPRECIATION AND AMORTIZATION
     AND NON-CASH EQUITY COMPENSATION                            $(11,504)      $(13,497)       14.8%
                                                                 ========       ========      ======

                      Martha Stewart Living Omnimedia, Inc.
        Supplemental Disclosures Regarding Non-GAAP Financial Information
                         Nine Months Ended September 30,
                                 (in thousands)

      The following table presents segment and consolidated financial information, including a reconciliation of operating income, a GAAP measure, and Operating Income before Depreciation and Amortization, including non-cash equity compensation, (OIDA), a non-GAAP measure. In order to reconcile OIDA to operating income, depreciation and amortization and non-cash equity compensation are added back to operating income.

                                                               2005            2004       % change
                                                               ----            ----       --------
OPERATING INCOME (LOSS)
  Publishing                                                 $(14,526)      $(13,276)        -9.4%
  Television                                                  (25,836)        (7,300)      -253.9%
  Merchandising                                                15,858         16,608         -4.5%
  Internet/Direct Commerce                                     (3,618)        (7,790)        53.6%
                                                             --------       --------       ------
     Operating Loss before Corporate Expenses                 (28,122)       (11,758)      -139.2%
Corporate Expense                                             (52,724)       (38,761)       -36.0%
                                                             --------       --------       ------
     TOTAL OPERATING LOSS                                     (80,846)       (50,519)       -60.0%
                                                             --------       --------       ------
DEPRECIATION AND AMORTIZATION
  Publishing                                                      742            269       -175.8%
  Television                                                      609            173       -252.0%
  Merchandising                                                   629            570        -10.4%
  Internet/Direct Commerce                                        722            740          2.4%
  Corporate Expense                                             2,780          3,224         13.8%
                                                             --------       --------       ------
    TOTAL DEPRECIATION AND AMORTIZATION                         5,482          4,976        -10.2%
                                                             --------       --------       ------
NON-CASH EQUITY COMPENSATION
  Publishing                                                    1,620            127           nm
  Television                                                   17,355             --           nm
  Merchandising                                                   232            (72)          nm
  Internet/Direct Commerce                                         28             --           nm
  Corporate Expense                                            18,535          3,414           nm
                                                             --------       --------       ------
    TOTAL NON-CASH EQUITY COMPENSATION                         37,770          3,469           nm
                                                             --------       --------       ------
OPERATING INCOME (LOSS) BEFORE DEPRECIATION AND
AMORTIZATION AND NON-CASH EQUITY COMPENSATION
  Publishing                                                  (12,164)       (12,880)         5.6%
  Television                                                   (7,872)        (7,127)       -10.5%
  Merchandising                                                16,719         17,106         -2.3%
  Internet Direct Commerce                                     (2,868)        (7,050)        59.3%
                                                             --------       --------       ------
  Operating Loss before Depreciation and Amortization,
   Non-Cash Equity Compensation, and Corporate Expenses        (6,185)        (9,951)        37.8%
  Corporate Expense                                           (31,409)       (32,123)         2.2%
                                                             --------       --------       ------
OPERATING LOSS BEFORE DEPRECIATION AND AMORTIZATION AND
NON-CASH EQUITY COMPENSATION                                 $(37,594)      $(42,074)        10.6%
                                                             ========       ========       ======

                      Martha Stewart Living Omnimedia, Inc.
        Supplemental Disclosures Regarding Non-GAAP Financial Information
                     Fourth Quarter Guidance Reconciliation
                                  (in millions)

               The following table presents consolidated financial information, including a reconciliation of operating income, a GAAP measure, and Operating Income before Depreciation and Amortization, including non-cash equity compensation, (OIDA), a non-GAAP measure. In order to reconcile OIDA to operating income, depreciation and amortization and non-cash equity compensation are added back to operating income.

FOURTH QUARTER GUIDANCE RECONCILIATION

Operating Income                                     $   0.0
     Depreciation and Amortization                       2.0
      Non-cash Equity Compensation                       9.0
                                                     -------
Operating Income Before Depreciation and
  Amortization and Non-Cash Equity Compensation      $  11.0